Exhibit 10.2

April 1, 2005

Trinity Learning Corp.
1831 Second Street
Berkeley, California 94710

Attention: Douglas D. Cole, Chief Executive Officer

Gentlemen:

This will confirm the understanding and agreement (the “Agreement”) between SBI USA LLC, a California limited liability company with executive offices located at 610 Newport Center Drive, Suite 1205, Newport Beach, California 92660 (“SBI”), and Trinity Learning Corp., 1831 Second Street, Berkeley, California 94710 (together with its successors, subsidiaries, or assigns, the “Company”) as set forth below. All capitalized terms used, but not otherwise defined, herein, shall have the respective definitions assigned thereto in the guarantee attached hereto as Annex A (the “Guarantee”).

1. SBI shall issue to the Sellers the Guarantee upon the performance by the Company of the obligations thereof set forth herein.

2. The common stock of the Company (the “Common Stock”) has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company is subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has heretofore provided to SBI all forms, reports, schedules, statements, and other documents required to be filed by the Company with the Securities Exchange Commission (the “SEC”) under the Exchange Act, as such documents have been amended through the date hereof (the “SEC Documents”). The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. The financial statements included in the SEC Documents complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of the Company and the Subsidiaries as at the dates thereof and the results of its operations and cash flows. The Company is in compliance with all requirements of the Exchange Act.

3. SBI shall be compensated for rendering the Guarantee as follows:

(a)	The Company shall issue to SBI 4,000,000 shares (the “Shares”) of Common Stock, which shares shall be duly and validly authorized and issued, fully paid, and non-assessable, and has not been, and will not be, issued and is not owned or held in violation of any preemptive or similar right of stockholders. Until the date three years following the date hereof, the holders of the Shares shall be entitled to unlimited piggy-back registrations under the Securities Act of the resale of the Shares.

(b)	SBI shall be entitled upon request to reimbursement for the expenses incurred by it in connection herewith.

4. In addition to the fees set forth in Paragraph 4 hereof, the Company shall pay all of the costs and expenses thereof and of SBI, including the fees and disbursements of counsel to SBI, incident to matters described herein.

5. The financial condition and prospects of the Company shall be reasonably satisfactory to SBI.

6. (a) The obligation of SBI to provide the Guarantee is subject to the conditions set forth therein.

(b) This Agreement is conditioned upon the retention by the Company of RLA Advisors in connection with the disposition of the property which is the subject of the Building Lease (as defined in the Guarantee).

(c) Upon the execution hereof, the Company shall repay all outstanding obligations owned to Hong Kong-based credit unions.

(d) In the event that SBI or any affiliate thereof shall be required to pay any amount under the Guarantee at any time, the Company shall immediately repay such amounts to SBI or such affiliates thereof. In the event that the Company shall not repay such amounts immediately, SBI or such affiliates thereof shall be entitled to take all actions which it deems reasonably necessary in order to cause the Company to repay such amounts, including, without limitation, requiring the Company to issue common stock or other securities thereto, requiring the Company to dispose of, or borrow against, assets thereof, and cause the Company to pledge to SBI or such affiliate such number of shares of common stock of the Company or other securities thereof as shall be required by SBI or such affiliate to secure the obligation of the Company to repay such amounts paid by SBI or such affiliates under the Guarantee.

(e) Upon the execution hereof, SBI shall be entitled to designate an observer to the Board of Directors of the Company (the “Board”), which observer shall be entitled to receive notice of all meetings of the Board and all committees thereof when delivered by the Company to the directors or members (as applicable), and to attend all meetings of the Board and such committees. The Company compensate such observer monthly at the rate of $15,000 per month until the earlier of the release of SBI from all liability under the Guarantee and the repayment by the Company of all amounts pursuant to paragraph 6(d) hereof, and shall reimburse such observer for all reasonable expenses incurred in attending such meetings in person. Such observer shall be entitled to indemnified to the greatest extent permitted by the applicable law of the state of incorporation of the Company, but in circumstances to no extent less than that permitted by the state of incorporation of the Company on the date hereof.

7. The Company agrees to indemnify and hold harmless SBI and its affiliates, its directors, officers, agents, and employees and affiliates, and each other person, if any, controlling SBI or any of its affiliates (collectively the “Indemnified Persons”), from and against any losses, claims, damages, liabilities or expenses (or actions, including shareholder actions, in respect thereof) related to or arising out of such engagement or SBI’s role in connection therewith, and will reimburse the Indemnified Persons for all reasonable expenses (including all amounts paid under the Guarantee, out-of-pocket expenses, and SBI’s counsel fees and expenses) as they are incurred by the Indemnified Persons or in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which SBI or any Indemnified Person is a party.

8. (a) This Agreement shall be construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

(b) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA IN ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT THAT SITS IN THE COUNTY OF LOS ANGELES OR ORANGE, AND ACCORDINGLY, EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(c).

9. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

10. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

11. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method if mailed from or to a location outside of the United States or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the introduction to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11) Any notice to the Company shall be addressed to the attention of the Corporate Secretary. A copy of any and all notices to SBI shall be delivered in accordance with this section to Reitler Brown LLC, 800 Third Avenue, 21st Floor, New York 10022, Attention: Robert Steven Brown, Esq. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party’s address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 11 shall be deemed given at the time of receipt thereof.

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If the foregoing correctly sets forth our Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.

Very truly yours,

SBI USA LLC

/s/ Shelly Singhal

By: Shelly Singhal ITS: President and Chief Executive Officer

ACCEPTED AND AGREED TO
this 1ST day of APRIL, 2005

TRINITY LEARNING CORP.

By: /s/ Edward P. Mooney

Name: Edward P. Mooney Title: President

ANNEX A

GUARANTEE

GUARANTEE, dated as of April 1, 2005 (this “Guarantee”) in favor of PRIMEDIA Inc., a Delaware corporation (“PRM”) executed and delivered by SBI USA LLC, a California limited liability company (the “Guarantor”).

W I T N E S S E T H

WHEREAS, PRIMEDIA Inc., a Delaware corporation (“PRM”), its wholly-owned entity PRIMEDIA Digital Video Holdings LLC, a Delaware limited liability company (“PDV”) and PRIMEDIA Workplace Learning LP, a Delaware limited partnership (“PWPL”), (“PWPL”; collectively with PRM and PDV, “Seller”, on the one hand and Trinity Learning Corporation, a Utah corporation (“Purchaser”) on the other hand, have entered into an Asset Purchase Agreement, dated as of April 1, 2005 (the “Purchase Agreement”), pursuant to which the Seller is selling and the Purchaser is purchasing certain of the assets of the Business;

WHEREAS, pursuant to the Purchaser Agreement the Purchaser is assuming all liabilities after the closing date of the transactions contemplated by the Purchase Agreement (the “Closing Date”) for that certain Lease Agreement dated July 21, 1997 between TIG Development Property Account I, Inc. and Westcott Communications, Inc. (the “Building Lease”) and for that certain Galaxy XI Transponder Lease Agreement dated as of June 12, 2000 (the “Transponder Lease” and together with the “Building Lease”, the “Leases”);

WHEREAS, Seller or an affiliate of Seller may have secondary liability under the Leases following the Closing Date; and

WHEREAS, a condition of Seller’s consummation of the Purchase Agreement is that the Guarantor shall have executed this Guarantee in favor of Seller;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Except as otherwise defined herein, all capitalized terms used, but not otherwise defined, herein shall have the respective definitions assigned thereto in the Purchase Agreement.

2. Guarantee of Obligations by Guarantors. The Guarantors hereby irrevocably, absolutely and unconditionally guarantee, as a surety, to the Seller the due and punctual payment by the Purchaser of any and all amounts (without duplication) that are or may become due and payable by the Seller with respect to the Leases arising on or after the Closing Date and relating to any date commencing on the Closing Date and the full and prompt performance and observance by the Purchaser of each and all of the covenants and agreements required to be performed and observed by the leasees of the Leases commencing on the Closing Date (the “Obligations”).

3. Discharge. This Guarantee and all covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until the earlier of (a) such time as the Obligations shall have been paid and performed in full and the agreement of the Guarantors hereunder shall have been duly performed, and (b) the date of the release of the Seller from all liabilities under the Leases.

Notwithstanding the foregoing, this Guarantee shall continue to be effective, or be reinstated as the case may be, if at any time payment, or any part thereof, of any of the Obligations, as the case may be, is rescinded or must otherwise be restored or returned by the Seller upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Purchaser or as a result of the appointment of a receiver, intervener or conservator of or similar officer for the Purchaser all as though such payments had not been made.

4. Term/Guarantee Limit. This Guarantee shall be in effect for ten (10) years from the date hereof (the “Term”). The Guarantor’s total obligation under this Guarantee shall be limited to $10 million for the first two years of this Guarantee and shall be reduced by $1 million at the end of the second year of this Guarantee and by an additional $1 million per year each year thereafter (the “Guarantee Limit”).

5. Financial Test. The Guarantor represents and warrants that as of the date hereof it has immediately available no less than $20 million in cash or readily marketable securities (“Liquid Assets”) to be used for satisfaction of the Obligations, if necessary. The Guarantor agrees that at all times during the term of this Guarantee, it will have immediately available Liquid Assets equal to no less than two times the Guarantee Limit (the “Financial Test”). Guarantor shall provide the Seller with (i) annual financial statements in accordance with generally accepted accounting principles consistently applied within 120 days following the end of each fiscal year of the Guarantor and (ii) quarterly financial statements certified by Guarantor’s Chief Financial Officer to be materially true and correct within 45 days of the end of each calendar quarter. Additionally, on each date Guarantor delivers the above referenced financial statements, Guarantor shall also provide a certificate of Guarantor’s Chief Financial Officer certifying to the amount of Liquid Assets on hand.

6. Accelerated Payment/Capital Call. In the event that: (i) the Guarantor fails to fulfill its obligations under Section 2 hereunder; (ii) the Guarantor fails a Financial Test; (iii) the Guarantor fails to deliver any of the financial statements required to be delivered under Section 5 within 15 calendar days after notice from PRM of failure; or (iv) the Guarantor sells, liquidates, assigns or otherwise transfers substantially all of its assets, dissolves or otherwise ceases to operate; or (v) the Guarantor makes a declaration of bankruptcy or insolvency or assigns substantially all its assets for the benefit of creditors, the Guarantor, upon demand by PRM, shall immediately pay over to Seller by wire transfer of immediately available clearing house funds the amount of the outstanding Obligation Limit at the time of such demand (the “Accelerated Payment”). In the event that the Guarantor has insufficient funds to make the Accelerated Payment, the Guarantor shall promptly issue a mandatory capital call to all of its members in an amount sufficient to raise the funds necessary to satisfy the Accelerated Payment which shall immediately thereafter be paid to the Seller. The Guarantor shall take all necessary steps to enforce compliance with such capital call by its members. Upon receipt of an Accelerated Payment, the Seller agrees to apply the full amount of such payment to satisfaction of the Obligations. To the extent that the Seller receives any monies as an accelerated payment hereunder and there is any portion of such monies held by the Seller because the Obligations are not yet due or the Obligations are current (a) the Seller shall hold such monies in an interest-bearing account and shall pay over any interest to the Guarantor and (b) upon the annual reduction of the Guarantee Limit under Section 4, there shall be a corresponding refund of that portion of the accelerated payment to the Guarantor provided that the Seller may retain an amount equal to the then-current Guarantee Limit.

7. Representations and Warranties. The Guarantor hereby represents and warrants for the benefit of the Purchaser as follows:

(a) The Guarantor has the full power and authority to enter into this Guarantee;

(b) This Guarantee is the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms;

(c) The Guarantor has the legal right, power and authority under its LLC formation documents to make a mandatory capital call on its members to satisfy its obligations under Section 6;

(d)	The Guarantor has uncalled capital in excess of $20 million; and

(e) The Guarantor is not obligated by law or contract to liquidate prior to the end of the Term.

8. Notices. All notices and other communications under this Guarantee shall be in writing and shall be deemed given when delivered personally, mailed by registered mail, return receipt requested, sent by documented overnight delivery service or, to the extent receipt is confirmed, by telecopy to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to the Purchase Agreement) at the addresses set forth for the Seller and the Purchaser in the Purchase Agreement, and in the case of the Guarantor, c/o the Purchaser at the address set forth for Seller in the Purchase Agreement.

9. Amendments. The Guarantor shall remain obligated hereunder notwithstanding any grant or extension of time for payment or performance under this Guarantee or the Leases or any amendment or modification of the same or any term thereof; provided, however, that no amendment of the Leases or extension of time for payment or performance under the Leases shall operate to increase the obligations of Guarantor under this Guarantee or extend the duration of Guarantor’s obligations under this Guarantee.

10. Waiver of Notice. The Guarantor hereby waives notice of the intention of the Seller and the Purchaser to act in reliance hereon and notice or proof of the Purchaser’s reliance hereon. The obligations guaranteed hereunder, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee and all dealings among Purchaser or the Guarantors, on the one hand, and the Seller, on the other, with respect to the Leases shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor hereby acknowledges full and complete notice of all the terms, conditions, covenants, obligations and agreements under this Guarantee and the Leases.

11. Waivers and Amendments. This Guarantee may not be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may not be waived, except by a written instrument signed and agreed to by the parties hereto or, in the case of a waiver, by the party waiving compliance, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

12. Governing Law. This Guarantee shall be governed by, and construed and enforced in accordance with the laws of the State of New York (without regard to conflicts of law principles). The Guarantor and Seller irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States located in the Southern district of New York for purposes of any legal actions which may result from any alleged breaches of this Agreement and agree to bring any such actions in one of such courts.

13. Severability. If any provision of this Guarantee, or the application of any such provision to any person or circumstances, shall be held invalid by a court of competent jurisdiction, the remainder of this Guarantee, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

14. Entire Agreement. This Guarantee supersedes any prior agreements and understandings with respect to the subject matter hereof and is the complete agreement of the Guarantor with respect to the subject matter hereof.

15. Counterparts. This Guarantee may be signed in any number of counterparts each of which shall be deemed an original, and each party thereto may become a party hereto by executing a counterpart hereof. This Guarantee and any counterpart so executed shall be deemed to be one and the same instrument. The exchange (by facsimile) of facsimile copies of executed counterparts of this Guarantee shall be deemed execution and delivery thereof, provided that receipt of such facsimile copies is confirmed in writing. Original copies shall follow by documented overnight delivery.

16. No Presumption. The parties acknowledge that they have been represented by competent counsel in the preparation, review and negotiation of this Guarantee. Accordingly, for purposes of construction, this Guarantee shall be deemed to have been drafted by all parties, and no ambiguity shall be resolved against any party by virtue of his, her or its participation in the drafting of this Guarantee.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered as of the date first above written.

SBI USA LLC

/s/ Shelly Singhal
By: Shelly Singhal
ITS: President and Chief Executive Officer

AGREED TO AND ACCEPTED:

PRIMEDIA INC.

By: /s/ Christopher A. Frasier
Name: Christopher A. Frasier
Title: Senior Vice President — Law

PRIMEDIA WORKPLACE LEARNING, L.P.

By: Haas Publishing Companies, Inc., its General Partner
By: /s/ Christopher A. Frasier
Name: Christopher A. Frasier
Title: Senior Vice President — Law

PRIMEDIA DIGITAL VIDEO HOLDINGS LLC

By: /s/ Christopher A. Frasier
Name: Christopher A. Frasier
Title: Senior Vice President — Law